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                                                                 Exhibit 10.17


                                    AGREEMENT

     This Agreement (the "Agreement") is made as of October 9, 1996 by and between American Medserve Corporation, a Delaware corporation (the "Company"), and Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware Limited Partnership (the "Investor").

     Whereas, Investor holds 72.0% of the Company's issued and outstanding shares;

     Whereas, after the consummation of the Company's initial public offering, Investor will own in excess of 38% of the Company's issued and outstanding shares;

     Whereas, the Company and the Investor now wish to establish certain terms pertaining to the size and composition of the Company's Board of Directors (the "Board").

     Now, therefore, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor agree as follows:

     1. From and after the date of this Agreement and until the provisions of this Section 1 cease to be effective, the Company agrees that upon the request of the Investor, which request shall be made upon reasonable notice, the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and stockholders meetings) (a) so that the authorized number of directors on the Company's Board shall be established at seven and (b) to nominate a representative of the Investor for election to the Company's Board.

     2. This Agreement shall be effective until the Investor's ownership percentage of the Company's voting stock on a fully-diluted basis shall be less than 15%.

     3. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Investor unless such modification, amendment or waiver is approved in writing by the Company and the Investor. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     4. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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     5.   Except as otherwise expressly set forth herein, this document and the agreements referred to herein embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     6. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Investor and its successors and assigns.

     7. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

     8. Any notice shall be in writing and shall be personally delivered, mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company and the Investor at the addresses set forth below and to any subsequent holder of Common Stock subject to this Agreement at such address as indicated by the Company's records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

               If to the Company:
               -----------------

               American Medserve Corporation
               Park Lake Center
               184 Shuman Boulevard
               Naperville, Illinois 60563
               Attention:  CEO

               If to the Investor:
               ------------------

               Golder, Thoma, Cressey, Rauner Fund IV, L.P.
               6100 Sears Tower
               Chicago, Illinois  60606-6402
               Attention:  Bryan C. Cressey


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               with a copy to:
               --------------

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, Illinois  60601
               Attention: Gary R. Silverman, Esq.

     9. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     10. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

GOLDER, THOMA, CRESSEY, RAUNER               AMERICAN MEDSERVE
FUND IV, L.P.                                CORPORATION

By:  GTCR IV, L.P.
Its: General Partner

By:  Golder, Thoma, Cressey, Rauner, Inc.    By:  /s/ Timothy L. Burfield
                                                  -------------------------
Its: General Partner                         Its:  President and Chief Executive
                                             Officer



By:  /s/ Bryan C. Cressey
     ------------------------------
Its:  Principal


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